TerrAscend Completes $79 Million Non-Dilutive Debt Financing

Proceeds used to retire $68 million of existing debt with the remainder designated for future growth initiatives

Additional facility of up to $35 million available for strategic M&A

No material debt maturing until late 2028

TORONTO, July 9, 2025 – TerrAscend Corp. (“TerrAscend” or the “Company”) (TSX: TSND, OTCQX: TSNDF), a leading North American cannabis company, today announced that the Company, together with certain entities that are consolidated by the Company (the “Consolidated Entities”), has closed on an upsize to its senior secured syndicated term loan (the “Loan”) of $79 million (the “Transaction”), $68 million of which were used to retire existing indebtedness across other lenders, with the remainder designated for future growth initiatives. As part of the Transaction, an additional uncommitted term loan facility in an aggregate principal amount of up to $35 million will be available for future mergers and acquisitions (“M&A”).

The Loan, led by FocusGrowth Asset Management, LP (“FocusGrowth”), a leading capital provider to the cannabis sector, carries an interest rate of 12.75%, and matures in August 2028. It contains no prepayment penalties, and is guaranteed by the Company. No warrants were issued as part of the Loan.

“This loan extends the vast majority of our debt until late 2028 and provides additional capital to execute on our growth initiatives, including M&A,” said Jason Wild, Executive Chairman of TerrAscend. “This transaction reflects FocusGrowth’s confidence in the Company’s vision and strategy. Their team has been a pleasure to work with, and we look forward to a long and successful partnership together.”

“Our team is excited to further our partnership with the TerrAscend team to support their growth,” said Peter Bio, Partner of FocusGrowth. “TerrAscend has established itself as a market leader in multiple states with ample greenfield opportunities for growth in both new and existing markets. We have enjoyed working with the team on this transaction and are already working with management to evaluate additional opportunities.”

The Transaction constitutes a “related party transaction” within the meaning of Multilateral Instrument 61–101 Protection of Minority Security Holders in Special Transactions (“MI 61–101”) because Jason Wild, an insider of the Company, directly or indirectly invested approximately US$1.6 million of the Loan as a member of the loan syndicate in connection with the Transaction (the “Insider Participation”). The Company has relied on exemptions from the formal valuation and minority shareholder approval requirements of MI 61–101 contained in sections 5.5(a) and 5.7(1)(a) of MI 61–101 in respect of the Insider Participation as the fair market value (as determined in accordance with MI 61-101) of the Insider Participation in the Transaction is below 25% of the Company’s market capitalization (as determined in accordance with MI 61-101).

About TerrAscend

TerrAscend is a leading TSX-listed cannabis company with interests across the North American cannabis sector, including operations in Pennsylvania, New Jersey, Maryland, Ohio, Michigan and California through TerrAscend Growth Corp. and retail operations in Canada, TerrAscend operates The Apothecarium, Gage and other dispensary retail locations as well as scaled cultivation, processing, and manufacturing facilities in its core markets. TerrAscend’s cultivation and manufacturing practices yield consistent, high-quality cannabis, providing industry-leading product selection to both the medical and legal adult-use markets. The Company owns or licenses several synergistic businesses and brands including Gage Cannabis, The Apothecarium, Cookies, Lemonnade, Ilera Healthcare, Kind Tree, Legend, State Flower, Wana, and Valhalla Confections. For more information visit www.terrascend.com.

Caution Regarding Cannabis Operations in the United States

Investors should note that there are significant legal restrictions and regulations that govern the cannabis industry in the United States. Cannabis remains a Schedule I drug under the U.S. Controlled Substances Act, making it illegal under federal law in the United States to, among other things, cultivate, distribute or possess cannabis in the United States. Financial transactions involving proceeds generated by, or intended to promote, cannabis-related business activities in the United States may form the basis for prosecution under applicable US federal money laundering legislation.

While the approach to enforcement of such laws by the federal government in the United States has trended toward non-enforcement against individuals and businesses that comply with medical or adult-use cannabis programs in states where such programs are legal, strict compliance with state laws with respect to cannabis will neither absolve TerrAscend of liability under U.S. federal law, nor will it provide a defense to any federal proceeding which may be brought against TerrAscend. The enforcement of federal laws in the United States is a significant risk to the business of TerrAscend and any proceedings brought against TerrAscend thereunder may adversely affect TerrAscend’s operations and financial performance.

Forward-Looking Information

This press release contains “forward-looking information” within the meaning of applicable securities laws. Forward-looking information contained in this press release may be identified by the use of words such as, “may”, “would”, “could”, “will”, “likely”, “expect”, “anticipate”, “believe,” “intend”, “plan”, “forecast”, “project”, “estimate”, “look forward to”, “outlook” and other similar expressions, and include, but are not limited to, statements with respect to the Company’s expectation of future availability of funds under the uncommitted term loan; and the Company’s growth prospects in new and existing markets. Forward-looking information is not a guarantee of future performance and is based upon a number of estimates and assumptions of management in light of management’s experience and perception of trends, current conditions and expected developments, as well as other factors relevant in the circumstances, including assumptions in respect of current and future market conditions, the current and future regulatory environment, and the availability of licenses, approvals and permits.

Although the Company believes that the expectations and assumptions on which such forward-looking information is based are reasonable, undue reliance should not be placed on the forward-looking information because the Company can give no assurance that they will prove to be correct. Actual results and developments may differ materially from those contemplated by these statements. Forward-looking information is subject to a variety of risks and uncertainties that could cause actual events or results to differ materially from those projected in the forward-looking information. Such risks and uncertainties include, but are not limited to, current and future market conditions; risks related to federal, state, provincial, territorial, local and foreign government laws, rules and regulations, including federal and state laws in the United States relating to cannabis operations in the United States; and the risk factors set out in the Company’s most recently filed MD&A, filed with the Canadian securities regulators and available under the Company’s profile on SEDAR+ at www.sedarplus.ca and in the section titled “Risk Factors” in the Company’s Annual Report for the year ended December 31, 2024 filed with the Securities and Exchange Commission on March 6, 2025.

The statements in this press release are made as of the date of this release. The Company disclaims any intent or obligation to update any forward-looking information, whether, as a result of new information, future events, or results or otherwise, other than as required by applicable securities laws.

For more information regarding TerrAscend:

Ziad Ghanem

Chief Executive Officer

IR@terrascend.com

689-345-4114

Investor Relations Contact:

KCSA Strategic Communications

Valter Pinto, Managing Director

Valter@KCSA.com

212-896-1254